Exhibit 99.1

News Release
For Immediate Release: March 7, 2013

H&R Block Reports U.S. Tax Volume Through Feb. 28; Fiscal 2013 Third Quarter Earnings Ended Jan. 31

KANSAS CITY, Mo. – H&R Block, Inc. (NYSE: HRB), the world’s largest consumer tax services provider, today released U.S. tax volume through Feb. 28 and fiscal 2013 third quarter earnings ended Jan. 31. As a result of significant tax legislation being passed shortly before the traditional start of the tax season and the resulting delay in opening the Internal Revenue Service’s (IRS) e-file system, the start of the 2013 U.S. tax season has been subject to an unprecedented delay that has caused changes in the timing of taxpayer filing patterns.

In a typical year, the IRS begins accepting tax returns by mid-January. This year, the IRS opened its e-file system on Jan. 30, just before the end of H&R Block’s fiscal third quarter on Jan. 31. In addition, the IRS and other taxing jurisdictions did not accept certain tax forms until early March. As a result, the company believes industry-wide tax filings through Feb. 28 have been delayed by up to two weeks versus the comparable prior year period.

Total U.S. tax returns prepared by and through H&R Block were lower by 5.8 percent through Feb. 28. 1 The company estimates that industry-wide U.S. tax filings were down approximately 8 percent on a comparable date-to-date basis through Feb. 28. The company believes industry-wide U.S. filings will fully normalize and grow 1 to 2 percent by the end of the tax season.

CEO Perspective

“We entered this tax season with a very thoughtful plan and while we’ve had to make some adjustments due to the unprecedented delays and competitive factors, I am pleased with our execution to date,” said Bill Cobb, H&R Block’s president and chief executive officer. “Our analysis of industry data gives us confidence that we are on track with our plans for fiscal 2013.”

Third Quarter 2013 Highlights

▪	Total revenues were lower by 29 percent, primarily driven by timing issues from the IRS opening its e-file system on Jan. 30 and the resulting delays to the start of the U.S. tax season
▪
GAAP net loss from continuing operations of $17 million, or 6 cents per share, compared to prior year loss of $4 million, or 1 cent per share,2 driven by the revenue shortfall from the aformentioned delays, partially offset by H&R Block’s previously announced cost reduction initiatives and a $43 million income tax benefit resulting from a settlement with the IRS

1 Unless otherwise noted, all comparisons, including those made to the “prior year,” refer to the current period compared to the prior year period.

2 All per share amounts are based on fully diluted shares.

▪	Adjusted net loss of $60 million, or 22 cents per share, compared to break-even in prior year, primarily driven by the aforementioned delays to the start of the U.S. tax season
▪	H&R Block remains on pace to deliver $85 to $100 million of pretax earnings from cost reduction initiatives in fiscal 2013

Third Quarter Results  From Continuing Operations

	Actual		Adjusted*
in millions, except EPS	Q3 FY13	Q3 FY12	Q3 FY13	Q3 FY12
Revenue	$472	$663	$472	$663
EBITDA*	($52)	$45	($53)	$49
Pretax Income (Loss)	($96)	($1)	($97)	$3
Net Income (Loss)	($17)	($4)	($60)	$0
Shares Outstanding	271.5	293.0	271.5	293.0
EPS	($0.06)	($0.01)	($0.22)	$0.00

*Adjusted amounts and EBITDA (earnings before interest, taxes, depreciation and amortization) are non-GAAP financial measures.  See “About Non-GAAP Financial Measures” below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

CFO Perspective

“The delayed start to this tax season led to a material shift of business from our fiscal third quarter to our fiscal fourth quarter,” said Greg Macfarlane, H&R Block’s chief financial officer. “As a result, our third quarter results are not indicative of the results we expect to achieve this fiscal year. Our cost reduction initiatives remain on track and we continue to believe that we’ll deliver significant earnings and margin expansion in fiscal 2013,” added Macfarlane.

Business Segment Results and Highlights

Tax Services

▪	Revenues were lower by $191 million, or 29 percent, primarily due to the delayed start of the U.S. tax season
▪	H&R Block deferred $15 million of revenue to its fiscal fourth quarter, as the IRS did not accept returns that included certain forms prior to January 31
▪	Pretax loss of $64 million compared to pretax income of $32 million in prior year, primarily due to the delayed start of the U.S. tax season

Corporate

▪	Revenues of $7 million were essentially flat to prior year
▪	Pretax loss improved by $1 million to $32 million

Third Quarter Results from Discontinued Operations

▪	Net loss of $1 million compared to near break-even net earnings in prior year
▪
Sand Canyon Corporation (SCC), a separate legal entity from H&R Block, Inc., received new claims during the quarter for alleged breaches of representations and warranties in the principal amount of $16 million

▪	SCC reviewed claims in the principal amount of $9 million during the quarter, all of which were deemed invalid
▪	SCC’s accrual for contingent losses related to representations and warranties totaled $119 million at Jan. 31

Dividend

A previously announced quarterly cash dividend of 20 cents per share is payable on April 1, 2013 to shareholders of record as of March 18, 2013.  The April 1 dividend payment will mark H&R Block’s 202nd consecutive quarterly dividend since the company went public in 1962.

About H&R Block
H&R Block, Inc. (NYSE: HRB) is the world’s largest consumer tax services provider.  More than 600 million tax returns have been prepared worldwide by and through H&R Block since 1955.  In fiscal 2012, H&R Block had annual revenues of $2.9 billion with 25.6 million tax returns prepared worldwide. Tax return preparation services are provided in company-owned and franchise retail tax offices by approximately 90,000 professional tax preparers, and through H&R Block At Home™ digital products. H&R Block Bank provides affordable banking products and services. For more information, visit the H&R Block Online Press Center.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “could” or “may” or other similar expressions.  Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements.  They may include estimates of revenues, income, earnings per share, capital expenditures, dividends, liquidity, capital structure or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the Company’s control and which are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2012 in the section entitled “Risk Factors,” as well as additional factors we may describe from time to time in other filings with the Securities and Exchange Commission.  You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

For Further Information
Investor Relations:           Derek Drysdale, (816) 854-4513, derek.drysdale@hrblock.com
Media Relations:               Gene King, (816) 854-4672, gene.king@hrblock.com

TABLES FOLLOW

KEY OPERATING RESULTS
Unaudited, amounts in thousands, except per share data

	Three months ended January 31,
	Revenues		Income (loss)
	2013	2012	2013	2012

Tax Services	$ 464,634	$ 655,701	$ (64,189)	$ 31,716
Corporate and Eliminations	7,345	7,579	(32,079)	(32,742)
	$ 471,979	$ 663,280	(96,268)	(1,026)
Income taxes (benefit)			(79,353)	2,541
Net loss from continuing operations			(16,915)	(3,567)
Net income (loss) from discontinued operations			(793)	218
Net loss			$ (17,708)	$ (3,349)

Basic and diluted loss per share:
Net loss from continuing operations			$ (0.06)	$ (0.01)
Net income (loss) from discontinued operations			(0.01)	-
Net loss			$ (0.07)	$ (0.01)

Basic and diluted shares			271,542	292,963

	Nine months ended January 31,
	Revenues		Income (loss)
	2013	2012	2013	2012

Tax Services	$ 684,706	$ 868,144	$ (335,203)	$ (311,733)
Corporate and Eliminations	21,025	24,953	(92,622)	(93,823)
	$ 705,731	$ 893,097	(427,825)	(405,556)
Income tax benefit			(204,061)	(159,821)
Net loss from continuing operations			(223,764)	(245,735)
Net loss from discontinued operations			(6,628)	(74,436)
Net loss			$ (230,392)	$ (320,171)

Basic and diluted loss per share:
Net loss from continuing operations			$ (0.82)	$ (0.82)
Net loss from discontinued operations			(0.02)	(0.25)
Net loss			$ (0.84)	$ (1.07)

Basic and diluted shares			273,281	299,450

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     Basic earnings per share is computed using the two-class method and is based on the weighted average number of shares outstanding.  The dilutive effect of potential common shares is included in diluted earnings per share, except in those periods with a loss from continuing operations.
     On October 25, 2012, we issued $500.0 million of 5.50% Senior Notes. The Senior Notes are due November 1, 2022, and are not redeemable by the bondholders prior to maturity, although we have the right to redeem some or all of these notes at any time, at specified redemption prices. On October 25, 2012, we provided notice to the trustee of our intention to redeem the entire principal amount of the $600.0 million Senior Notes due in January 2013. The redemption settled on November 26, 2012 at a price of $623.0 million, which included full payment of principal, a make-whole premium of $5.8 million and interest accrued up to the redemption date of $17.2 million. Proceeds of the $500.0 million Senior Notes and other cash balances were used to repay the $600.0 million Senior Notes. We recognized a loss on the extinguishment of this debt of $5.8 million during the three months ended January 31, 2013, which primarily represents the interest that would have been paid on these notes if they had not been redeemed prior to maturity. This loss is included in other income (expense), net on our consolidated statements of operations.

CONSOLIDATED BALANCE SHEETS
Unaudited, amounts in thousands, except per share data

	January 31,	January 31,	April 30,
	2013	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$ 418,385	$ 1,218,984	$ 1,944,334
Cash and cash equivalents - restricted	37,958	34,168	48,100
Receivables, net	949,160	1,035,902	193,858
Prepaid expenses and other current assets	331,046	230,612	314,702
Total current assets	1,736,549	2,519,666	2,500,994

Mortgage loans held for investment, net	357,887	430,189	406,201
Investments in available-for-sale securities	396,312	312,183	371,315
Property and equipment, net	290,165	260,755	252,985
Intangible assets, net	271,523	268,148	264,451
Goodwill	435,256	433,595	427,566
Other assets	444,804	628,253	426,055
Total assets	$ 3,932,496	$ 4,852,789	$ 4,649,567

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Commercial paper borrowings	$ 424,967	$ 230,947	$ -
Customer banking deposits	1,036,968	1,587,988	827,549
Accounts payable, accrued expenses and other current liabilities	479,660	597,644	567,079
Accrued salaries, wages and payroll taxes	103,538	130,245	163,992
Accrued income taxes	17,348	40,596	336,374
Current portion of long-term debt	713	630,996	631,434
Federal Home Loan Bank borrowings	-	25,000	-
Total current liabilities	2,063,194	3,243,416	2,526,428

Long-term debt	906,012	409,241	409,115
Other noncurrent liabilities	328,402	393,683	388,132
Total liabilities	3,297,608	4,046,340	3,323,675

Stockholders' equity:
Common stock, no par, stated value $.01 per share	3,166	3,994	3,979
Additional paid-in capital	747,398	797,853	796,784
Accumulated other comprehensive income	9,055	7,409	12,145
Retained earnings	723,676	2,018,252	2,523,997
Less treasury shares, at cost	(848,407)	(2,021,059)	(2,011,013)
Total stockholders' equity	634,888	806,449	1,325,892
Total liabilities and stockholders' equity	$ 3,932,496	$ 4,852,789	$ 4,649,567

CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, amounts in thousands, except per share data

	Three months ended January 31,		Nine months ended January 31,
	2013	2012	2013	2012
Revenues:
Service revenues	$ 362,194	$ 524,240	$ 558,528	$ 717,243
Product and other revenues	71,485	99,564	89,171	116,117
Interest income	38,300	39,476	58,032	59,737
	471,979	663,280	705,731	893,097

Expenses:
Cost of revenues:
Compensation and benefits	160,081	207,480	254,430	316,139
Occupancy and equipment	84,710	93,024	247,059	263,078
Depreciation and amortization of property and equipment	20,067	17,770	54,299	50,894
Provision for bad debt and loan losses	43,028	52,932	51,398	68,423
Interest	19,428	23,543	64,895	69,352
Other	50,304	60,491	110,972	127,551
	377,618	455,240	783,053	895,437
Impairment of goodwill	-	-	-	4,257
Selling, general and administrative expenses	186,997	211,736	352,802	408,144
	564,615	666,976	1,135,855	1,307,838

Operating loss	(92,636)	(3,696)	(430,124)	(414,741)
Other income (expense), net	(3,632)	2,670	2,299	9,185

Loss from continuing operations before taxes (benefit)	(96,268)	(1,026)	(427,825)	(405,556)
Income taxes (benefit)	(79,353)	2,541	(204,061)	(159,821)

Net loss from continuing operations	(16,915)	(3,567)	(223,764)	(245,735)
Net income (loss) from discontinued operations	(793)	218	(6,628)	(74,436)

Net loss	$ (17,708)	$ (3,349)	$ (230,392)	$ (320,171)

Basic and diluted loss per share:
Net loss from continuing operations	$ (0.06)	$ (0.01)	$ (0.82)	$ (0.82)
Net income (loss) from discontinued operations	(0.01)	-	(0.02)	(0.25)
Net loss	$ (0.07)	$ (0.01)	$ (0.84)	$ (1.07)

Basic and diluted shares	271,542	292,963	273,281	299,450

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited, amounts in thousands

	Nine months ended January 31,
	2013	2012

Net cash used in operating activities	$ (1,311,926)	$ (1,382,771)

Cash flows from investing activities:
Purchases of available-for-sale securities	(108,351)	(178,014)
Sales, maturities and payments received on available-for-sale securities	86,808	40,473
Principal repayments on mortgage loans held for investment, net	31,205	35,460
Purchases of property and equipment, net	(96,063)	(71,549)
Payments made for acquisitions of businesses and intangibles, net	(20,662)	(16,022)
Proceeds from sales of businesses, net	1,212	533,055
Franchise loans:
Loans funded	(68,874)	(43,649)
Payments received	9,594	8,455
Other, net	(15,185)	15,321
Net cash provided by (used in) investing activities	(180,316)	323,530

Cash flows from financing activities:
Repayments of commercial paper	(789,271)	(413,221)
Proceeds from commercial paper	1,214,238	644,168
Repayments of long-term debt	(636,621)	-
Proceeds from issuance of long-term debt	497,185	-
Customer banking deposits, net	208,753	735,252
Dividends paid	(162,692)	(150,058)
Repurchase of common stock, including shares surrendered	(340,298)	(180,566)
Proceeds from exercise of stock options, net	11,529	(324)
Other, net	(36,113)	(31,424)
Net cash provided by (used in) financing activities	(33,290)	603,827

Effects of exchange rates on cash	(417)	(3,446)

Net decrease in cash and cash equivalents	(1,525,949)	(458,860)
Cash and cash equivalents at beginning of the period	1,944,334	1,677,844
Cash and cash equivalents at end of the period	$ 418,385	$ 1,218,984

Supplementary cash flow data:
Income taxes paid, net	$ 104,986	$ 163,471
Interest paid on borrowings	62,160	55,266
Interest paid on deposits	4,377	5,170
Transfers of foreclosed loans to other assets	7,208	6,521

U.S. TAX OPERATING DATA
(in thousands)

	1/31/13 FYTD 2013	1/31/12 FYTD 2012	Percent change	2/28/13 FYTD 2013	2/28/12 FYTD 2012	Percent change
Total returns prepared: (1)
H&R Block Company-owned operations	1,695	2,352	-27.9%	5,194	5,672	-8.4%
H&R Block Franchise operations	1,143	1,579	-27.6%	3,406	3,658	-6.9%
Total H&R Block retail operations	2,838	3,931	-27.8%	8,600	9,330	-7.8%

H&R Block At Home Desktop	538	664	-19.0%	1,218	1,372	-11.2%
H&R Block At Home Online	1,057	1,330	-20.5%	3,041	2,892	5.2%
Sub-total	1,595	1,994	-20.0%	4,259	4,264	-0.1%

H&R Block Free File Alliance	86	209	-58.9%	426	508	-16.1%
Total H&R Block At Home	1,681	2,203	-23.7%	4,685	4,772	-1.8%
Total H&R Block Returns	4,519	6,134	-26.3%	13,285	14,102	-5.8%

1) Prior year numbers have been reclassified between company-owned and franchise operations for offices which were refranchised during either year.

NON-GAAP FINANCIAL MEASURES
Unaudited, amounts in thousands, except per share amounts

	Three months ended January 31,		Nine months ended January 31,
EBITDA and Adjusted EBITDA (1)	2013	2012	2013	2012

Net loss from continuing operations - as reported	$ (16,915)	$ (3,567)	$ (223,764)	$ (245,735)

Add back :
Income taxes	(79,353)	2,541	(204,061)	(159,821)
Interest expense	19,428	23,543	64,895	69,352
Depreciation and amortization	24,638	22,506	67,242	66,127
	(35,287)	48,590	(71,924)	(24,342)

EBITDA from continuing operations	(52,202)	45,023	(295,688)	(270,077)

Adjustments:
Loss contingencies - litigation charges	(190)	4,171	(4,943)	27,528
Impairment of goodwill and intangible assets	-	-	1,421	8,237
Severance	(582)	(190)	475	1,920
Loss (gain) on sales of tax offices	(352)	229	(876)	1,141
	(1,124)	4,210	(3,923)	38,826

Adjusted EBITDA from continuing operations	$ (53,326)	$ 49,233	$ (299,611)	$ (231,251)

Non-GAAP Pretax Results

Pretax loss from continuing operations - as reported	$ (96,268)	$ (1,026)	$ (427,825)	$ (405,556)

Add back :
Loss contingencies - litigation charges	(190)	4,171	(4,943)	27,528
Impairment of goodwill and intangible assets	-	-	1,421	8,237
Severance	(582)	(190)	475	1,920
Loss (gain) on sales of tax offices	(352)	229	(876)	1,141
	(1,124)	4,210	(3,923)	38,826

Pretax income (loss) from continuing operations - as adjusted	$ (97,392)	$ 3,184	$ (431,748)	$ (366,730)

Non-GAAP After-Tax Results

Net loss from continuing operations - as reported	$ (16,915)	$ (3,567)	$ (223,764)	$ (245,735)

Add back (net of tax) :
Loss contingencies - litigation charges	(126)	2,643	(3,032)	16,767
Impairment of goodwill and intangible assets	3	36	872	5,017
Severance	(355)	(107)	291	1,169
Loss (gain) on sales of tax offices	(217)	144	(537)	695
Discrete tax items	(42,852)	1,162	(38,679)	(1,289)
	(43,547)	3,878	(41,085)	22,359

Net income (loss) from continuing operations - as adjusted	$ (60,462)	$ 311	$ (264,849)	$ (223,376)

(1) Earnings before interest, taxes, depreciation and amortization.

NON-GAAP FINANCIAL MEASURES
Unaudited, amounts in thousands, except per share amounts

	Three months ended January 31,		Nine months ended January 31,
Non-GAAP EPS	2013	2012	2013	2012

EPS from continuing operations - as reported	$ (0.06)	$ (0.01)	$ (0.82)	$ (0.82)

Add back :
Loss contingencies - litigation charges	-	0.01	(0.01)	0.05
Impairment of goodwill and intangible assets	-	-	-	0.02
Severance	-	-	-	-
Loss (gain) on sales of tax offices	-	-	-	-
Discrete tax items	(0.16)	-	(0.14)	-
	(0.16)	0.01	(0.15)	0.07

EPS from continuing operations - as adjusted	$ (0.22)	$ -	$ (0.97)	$ (0.75)

Non-GAAP Pretax Results - Tax Services segment

Pretax income (loss) - as reported	$ (64,189)	$ 31,716	$ (335,203)	$ (311,733)

Add back :
Loss contingencies - litigation charges	(440)	4,171	(5,193)	27,527
Impairment of goodwill and intangible assets	-	-	1,421	8,237
Severance	(612)	(350)	480	1,760
Loss (gain) on sales of tax offices	(352)	229	(876)	1,141
	(1,404)	4,050	(4,168)	38,665

Pretax income (loss) - as adjusted	$ (65,593)	$ 35,766	$ (339,371)	$ (273,068)

Supplemental Information

Stock-based compensation expense:
Pretax	$ 3,677	$ 3,223	$ 11,414	$ 11,047
After-tax	2,271	1,998	7,001	6,729
Amortization of intangible assets:
Pretax	$ 4,570	$ 4,736	$ 12,942	$ 15,233
After-tax	2,821	2,930	7,939	9,278

About Non-GAAP Financial Measures

The accompanying press release contains non-GAAP financial measures.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with accounting principles generally accepted in the United States (GAAP). Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures in other companies.
We consider non-GAAP financial measures to be a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis across reporting periods, as it eliminates the effect of items that are not indicative of the our core operating performance.
The following are descriptions of adjustments we make for our non-GAAP financial measures:
▪	We exclude from our non-GAAP financial measures litigation charges we incur and favorable reserve adjustments. This does not include normal legal defense costs.
▪	We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill, intangible assets, other long-lived assets and investments to their estimated fair values.
▪	We exclude from our non-GAAP financial measures severance and other restructuring charges in connection with the termination of personnel, closure of facilities and related costs.
▪	We exclude from our non-GAAP financial measures the gains and losses on business dispositions, including investment banking, legal and accounting fees.
▪	We exclude from our non-GAAP financial measures the effects of discrete income tax reserve and related adjustments recorded in a specific quarter.
We may consider whether other significant items that arise in the future should also be excluded from our non-GAAP financial measures.
We measure the performance of our business using a variety of metrics, including EBITDA, adjusted EBITDA, adjusted pretax and net income of continuing operations, adjusted EPS and adjusted pretax results of our Tax Services segment. We also use EBITDA and pretax income of continuing operations as factors in incentive compensation calculations for our employees. These adjusted results eliminate the impact of items that we do not consider indicative of our core operating performance and, we believe, provide meaningful information to assist in understanding our financial results, analyzing trends in our underlying business, and assessing our prospects for future performance.